UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2014

Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21287	95-3732595
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1055 Washington Blvd. 8th Floor

Stamford, CT 06901

(Address of principal executive offices) (Zip Code)

(203) 350-0040

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Peerless Systems Corporation (the “Company”) held its Annual Meeting of Stockholders on July 1, 2014. A total of 2,138,063 shares of Common Stock, representing approximately 78% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. At the Annual Meeting, the Company’s stockholders (i) elected Timothy E. Brog, Matthew R. Dickman, Jeffrey A. Hammer and Gerald A. Stein as directors of the Company, (ii) ratified the selection of Mayer Hoffman McCann P.C. as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2015, and (iii) approved, on an advisory basis, the compensation of our named executive officers. The final results for these matters submitted were as follows:

Proposal 1:   All of the nominees for director were elected to serve until the next annual meeting or until their respective successors are elected, by the votes set forth in the table below:

Director	For	Withhold	Broker Non-Vote
Timothy E. Brog	694,767	28,828	1,414,468
Matthew R. Dickman	705,417	18,178	1,414,468
Jeffrey A. Hammer	705,117	18,478	1,414,468
Gerald A. Stein	706,025	17,570	1,414,468

Proposal 2:   The appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for fiscal 2015 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
2,099,976	21,254	16,833

 Proposal 3:   The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
589,673	120,272	13,650	1,414,468

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: July 2, 2014	By:	/s/ Timothy E. Brog
Name: Timothy E. Brog
Title: Chief Executive Officer